STOCK REPURCHASE AGREEMENT
This Stock Repurchase Agreement (the “Agreement”), with an effective date as of the first date on which all Parties (as hereinafter defined) have executed this Agreement (the “Effective Date”), is executed among RCI Hospitality Holdings, Inc., a Texas corporation (“RCIH”), and ADW Capital Partners, L.P., a Delaware limited partnership (the “Seller”), ADW Capital Management, LLC, a Delaware limited liability company (“ADWLLC”), and Adam D. Wyden, an individual (“Wyden” and, collectively with ADWLLC and Seller, the “ADW Parties”). RCIH, Seller, and the ADW Parties are sometimes collectively referred to hereinafter as the “Parties.”
RECITALS
WHEREAS, ADWLLC is the general partner and the investment manager of Seller, and Wyden is the sole manager of ADWLLC;
WHEREAS, Seller is the direct beneficial and/or of record owner of 821,000 shares of common stock of RCIH (the “Stock”);
WHEREAS, RCIH and the Seller have been in discussions, from time to time, of the possible repurchase by RCIH of all of the common stock owned by Seller;
WHEREAS, RCIH and the Seller have reached an agreement for RCIH to purchase and Seller to sell 100% of the Stock.
NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:
AGREEMENT
1.    Recitals. The recitals to this Agreement are hereby incorporated herein.
2.    Transfer of the Stock.
(a)Subject to the terms and conditions set forth in this Agreement as well as the Stock Transfer Agreement and the Promissory Note attached to this Agreement as Exhibit “A” and Exhibit “B”, respectively, Seller hereby agrees to sell, transfer, convey and deliver to RCIH all of the Stock on the Effective Date of this Agreement, and Seller represents and warrants that Seller owns and has legal title and beneficial rights to the Stock, free and clear of all claims and encumbrances and that after such conveyance Seller will not retain or own, beneficially or of record, directly or indirectly, any interest in the Stock as of the Effective Date of this Agreement.
(b)Each of the ADW Parties represents and warrants that Seller is transferring 100% of the Stock and retains no other interest in RCIH.
(c)    The Parties agree to execute such further and additional documents and instruments and take such actions as are necessary or reasonably requested by other parties to effect the provisions of this Agreement, including, without limitation, the Stock Transfer Agreement attached to this Agreement as Exhibit “A”, which shall be executed at the time this Agreement is executed.
3.    Payments to Seller.

RCIH shall pay directly to Seller total consideration for the Stock of $30,000,000.00 (the “Purchase Price”), which shall be payable on the Effective Date as follows:

        (i)     $8,000,000 payable by wire     transfer to Seller; and

(ii)    $22,000,000.00 pursuant to a two-year promissory note (the “Promissory Note”) which Promissory Note is attached hereto as Exhibit B, the terms and conditions of which are incorporated herein.

4.    Release by ADW Parties. Each of the ADW Parties hereby releases, acquits and forever discharges RCIH, and any and all of RCIH’s current and former officers, directors, shareholders, and their agents, partners, shareholders, associates, attorneys, Affiliates (as defined below), subsidiaries, and related entities, and all of their Affiliated, sponsored, and/or related entities, and anyone connected to such entities, including without limitation all of their respective current or former partners, shareholders, owners, members, directors, principals, officers, managers, agents, employees, attorneys, and any individuals connected with such entities, and their respective successors and assigns (the “RCIH-Related Entities or Persons”) from any and all claims any of the ADW Parties may have, whether known or unknown, arising out of the relationship, interactions, or dealings, whether direct or indirect, of the ADW Parties with RCIH or the RCIH-Related Entities or Persons and/or Seller’s stock ownership in RCIH at any time on or before the Effective Date of the Agreement, including without limitation, any liability or damages for any claim and/or cause of action sounding in fraud, fraudulent nondisclosure, fraudulent concealment, fraudulent misrepresentation, fraudulent inducement, negligence, negligent inducement, negligent concealment, negligent misrepresentation, breach of contract, breach of fiduciary duty, tortious interference with contract, tortious interference with business relations, defamation, business disparagement, unjust enrichment, quantum meruit, conversion, conspiracy, estoppel, intentional infliction of emotional distress, and any cause of action in which reliance is an element of proof. Each of the ADW Parties represents and warrants that it has not relied upon any information from RCIH or the RCIH-Related Entities or Persons in deciding to enter this Agreement. The ADW Parties’ release of RCIH and the RCIH-Related Entities or Persons is intended to have the broadest terms and be a release that operates to the greatest extent allowed by law and equity, provided, however, that nothing contained herein shall release RCIH with respect to the terms and conditions of this Agreement and all exhibits thereto (collectively, the “Transaction Documents”).

5.    Release by RCIH. RCIH hereby releases, acquits and forever discharges each of the ADW Parties and any and all of the ADW Parties’ current and former agents, partners, associates, attorneys, trustees, employers, Affiliates, subsidiaries, and related entities, and anyone connected to such entities, including without limitation all of their respective current or former partners, shareholders, owners, members, directors, principals, officers, managers, agents, employees, employers and attorneys, and their respective successors and assigns (the “ADW-
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Related Entities or Persons”) from any and all claims RCIH may have, whether known or unknown, arising out of RCIH’s relationship, interactions, or dealings, whether direct or indirect, with the ADW Parties or the ADW-Related Entities or Persons and/or Seller’s stock ownership in RCIH at any time on or before the Effective Date of the Agreement, including without limitation any liability or damages for any claim and/or cause of action sounding in fraud, fraudulent nondisclosure, fraudulent concealment, fraudulent misrepresentation, fraudulent inducement, negligence, negligent inducement, negligent concealment, negligent misrepresentation, breach of contract, breach of fiduciary duty, tortious interference with contract, tortious interference with business relations, defamation, business disparagement, unjust enrichment, quantum meruit, conversion, conspiracy, estoppel, intentional infliction of emotional distress, and any cause of action in which reliance is an element of proof. RCIH represents and warrants that it has not relied upon any information from the ADW Parties or the ADW-Related Entities or Persons in deciding to enter this Agreement. RCIH’s release of the ADW Parties and the ADW-Related Entities or Persons is intended to have the broadest terms and be a release that operates to the greatest extent allowed by law and equity, provided, however, that nothing contained herein shall release the ADW Parties with respect to the terms and conditions of the Transaction Documents.

6.    Attorney’s Fees. The prevailing party in any legal proceeding arising out of or relating in any way to this Agreement shall be entitled to recover his, her, or its reasonable legal fees and court costs in addition to any other available legal or equitable remedies.

7.    Further Agreements and Big Boy Representations.

(a)All Parties to this Agreement hereby represent and warrant to the other that as a material part of this Agreement, they have carefully read the Agreement and they have carefully reviewed and investigated all documents, facts, and other information which they have deemed necessary for each of them to make its own decision to enter into this Agreement, and before executing this Agreement, such party became fully informed of the terms, contents, conditions, and effect of this Agreement.

(b)As a direct result of the Parties' past experiences leading to the entry of this Agreement, prior to entering into this Agreement, each and all of the Parties represent and warrant to the other that they exercised a heightened degree of care to ensure that the Agreement was in their individual best interests, and each desires to enter into the Agreement and agrees to be bound to each and every term in the Agreement.

(c)Each party to this Agreement represents and warrants to the other that it has not relied upon any written or oral representation, statement or communication made by any other party, person, or entity in deciding to enter this Agreement. Instead, each party to this Agreement has relied solely upon their own independent investigation in deciding to enter this Agreement.

(d)Each of the ADW Parties represents and warrants to RCIH that it did not rely upon any information or representations from RCIH or any RCIH-Related Entities or Persons for any decision relating to the value of the Stock, or for any other information used in making the decision to enter into this Agreement.
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(e)Each of the Parties specifically represents that it has been represented by counsel throughout negotiations, and each of the Parties has relied upon its own counsel and its own business acumen in regard to the decision to enter into the applicable portions of this Agreement and all exhibits thereto (collectively, the “Transaction Documents”), including the decision to sell the Stock, and in arriving at the value of said sale of the Stock. Further, each of the Parties represents and warrants to the other that they have consulted with their attorneys regarding such documents, before signing the applicable Transaction Documents; they employed each and every expert and consultant they considered necessary to advise them in regard to their decision of whether to enter into the applicable Transaction Documents; and they each conducted what they consider to be sufficient, independent, complete examination of everything each of them determined necessary to make their decision to enter into the applicable Transaction Documents.
(f)Further, each of the Parties represent and warrant to the other that there is a risk that after the execution of this Agreement it could discover or incur claims or suffer damages that were unknown or unanticipated as of the signing of this Agreement, including but not limited to, unknown or unanticipated claims that arise from, are based upon, or are related in whole or in part to the claims asserted or alleged prior to entry of the Agreement, that, had such matters been known or more fully understood prior to the signing of this Agreement, those matters may have materially affected such party’s decision to execute this Agreement. Each of the Parties expressly assumes the risk associated with such unknown and unanticipated claims, and represents and warrants to the other that this Agreement and the releases provided by this Agreement apply to all such unknown or unanticipated potential claims and damages, except for any claims for money damages as a result of a breach or default of the Transaction Documents. Specifically, each of the ADW Parties expressly represents and warrants that it has knowingly and voluntarily assumed the risk that the value of the Stock may increase or decrease, and RCIH and/or the RCIH-Related Entities or Persons did not in any way induce it to sell the Stock or otherwise enter into this Agreement by making any representation to any of the ADW Parties regarding the value of the Stock. Each of the ADW Parties represents and warrants that it has not received from RCIH or any of the RCIH-Related Entities or Persons any due diligence items or documents, and that any such items or documents may have contained information that could have significantly impacted the decision to enter into this Agreement and/or each of the ADW Parties’ decision to sell the Stock and/or the amount of consideration that the ADW Parties would have demanded for such sale. Each of the ADW Parties specifically waives any right to review such items and documents and have freely and voluntarily decided to sell the Stock without first reviewing the same.
(g)Each of the ADW Parties acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Stock, and further acknowledges that RCIH is entering into this Agreement with each of the ADW Parties in reliance on this acknowledgment and with each of the ADW Parties’ understanding, acknowledgment and agreement that RCIH may be or is privy to material non-public information regarding RCIH (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as the ADW Parties, when making investment disposition decisions, including the decision to enter into this Agreement, and each of the ADW Parties’ decisions to enter into this Agreement is being made with full recognition and acknowledgment that RCIH may be or is privy to the Non-Public
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Information, irrespective of whether such Non-Public Information has been provided to any of the ADW Parties. Each of the ADW Parties hereby waives any claim(s), or potential claim(s), any of the ADW Parties has or may have against RCIH and the RCIH-Related Entities or Persons relating to RCIH’s possession of Non-Public Information.
8.    Confidentiality. The Parties hereto shall not disclose to any third party the content of this Agreement, other Transaction Documents, or any written or oral negotiations occurring pursuant to the execution of this Agreement, except (i) as may be required to enforce this Agreement in a dispute resolution procedure, (ii) as may otherwise be required by judicial or administrative process or by applicable law or regulations (in either case applicable to the Parties or their respective Affiliates), or (iii) with the express written consent of the other Parties hereto. Nothing contained in the foregoing provisions shall be construed to prohibit any disclosure as necessary or required:
(a)To the accountants, financial advisors, tax advisors, or other advisors or the attorneys of a party, as well as auditors and consultants during the course of business operations of a party;
(b)To governmental authorities or other regulators (including specifically, without limitation, the Securities and Exchange Commission (“SEC”) or any filings required to be made with the SEC); or
(c)Made in furtherance of the enforcement or interpretation of any right, remedy, or provision in, relating to or arising under this Agreement.
9.    Non-Disparagement.
(a)    RCIH agrees that RCIH and their officers and directors, will not expressly make any negative, disparaging, detrimental, derogatory, or defamatory comments, oral or written, to any other person or entity, concerning or related to Seller or any ADW-Related Entities or Persons and will not condemn or impugn the business or personal reputation or character of any of the ADW Parties or the ADW-Related Entities or Persons.
(b)Each of the ADW Parties agrees that it will not expressly make any negative, disparaging, detrimental, derogatory, or defamatory comments, oral or written, to any other person or entity concerning or related to RCIH or any RCIH-Related Entities or Persons, and will not condemn or impugn the business or personal reputation or character of RCIH or the RCIH-Related Entities or Persons.

8.    Notice. All notices required or permitted under this Agreement shall be in writing and shall be served on each party at the following address for such party:

    To RCIH:                RCI Hospitality Holdings, Inc.
                        Attn: Eric Langan, President
                        10737 Cutten Road
                        Houston, Texas 77066
                        eric@rcihh.com

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    With a copy to:            Robert D. Axelrod
                        Axelrod & Smith
                        1502 Augusta Drive, Suite 320
                        Houston, Texas 77057
                        rdaxel@asklawhou.com

    To Seller, ADWLLC or Wyden:    Attn: Adam Wyden
                        6431 Allison Road
                        Miami Beach, Florida 33141

    With a copy to:            Greg Kramer
                        Haynes Boone
                        30 Rockefeller Plaza, 22nd Floor
                        New York, New York 10112
                        greg.kramer@haynesboone.com

Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three business days after deposit, postage prepaid in the U.S. mail, or (b) sent next business day delivery by a nationally-recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, or (c) delivered by hand delivery, in which case it shall be deemed delivered upon receipt by the party to which such notice was sent. The notice addresses may be changed by written notice to the other Parties sent in accordance with the foregoing provisions. In addition to notice via any of the three delivery provisions identified herein, delivery of notice shall also be by email to the email addresses identified below. Delivery by email alone, however, does not constitute an appropriate method of notice.

10.    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the Parties against whom enforcement of any waiver, change, modification or discharge is sought.
11.    Governing Law, Venue, and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, notwithstanding its rules regarding choice of law. Any and all disputes arising under or related to this Agreement shall be brought exclusively in the state or federal courts located in Harris County, Texas, and each party to this Agreement consents to exclusive personal jurisdiction and venue in the courts of Harris County, Texas.

12.    Counterparts. This Agreement may be executed in two or more counterparts, each of which when taken together shall be one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other Parties it being understood that all Parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf' format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf signature page were an original thereof.
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13.    Authorization. Each party to this Agreement hereby represents and warrants to the other that all action on the part of the party necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein have been taken by the party as of the Effective Date. Each party has the requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. Each individual who is a party to this Agreement represents and warrants to the other that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the party, enforceable against the party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors' rights and to general equitable principles.
14.    Entire Agreement. This Agreement along with the Stock Transfer Agreement and the Promissory Note attached as Exhibit A and Exhibit B hereto, respectively, contains the entire agreement between the Parties with respect to the subject matter of this Agreement and fully supersedes all prior agreements and understandings, written or oral, between the Parties pertaining to such subject matter.

15.    Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties to this Agreement, their successors, and permitted assigns. No party shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties, which consent may be given or withheld in the sole discretion of the other Parties.
16.    Captions. The captions used for the paragraphs of this Agreement are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of this Agreement or any paragraph hereof.
17.    Construction of Terms. In this Agreement, the use of the singular form of any word includes the plural, and vice versa. The Parties acknowledge that the Parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any exhibits hereto. For purposes of this Agreement, an “Affiliate” (including the terms “Affiliates” and “Affiliated”) of a person means any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
18.    Severability. In the event any provision of this Agreement shall be determined to be void, unlawful or otherwise unenforceable, such provision shall be deemed severable from the remainder of this Agreement and such void, unlawful or unenforceable provision shall be replaced automatically by a provision containing terms as nearly like the void, unlawful or unenforceable provision but which still remains valid and enforceable; and this Agreement, as so modified, shall continue to be in full force and effect.
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[SIGNATURES FOLLOW ON NEXT PAGE]
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    IN WITNESS WHEREOF, the undersigned have executed this Stock Repurchase Agreement as of the date set forth below.

                        RCIH:

                        RCI HOSPITALITY HOLDINGS, INC.

                        By: /s/ Eric Langan____________________
                        Eric S. Langan, President and CEO
                        Date:_11/21/2025 _____________________

                        SELLER:

                        ADW CAPITAL PARTNERS, L.P.

                        By: ADW Capital Management, LLC
                         Its: General Partner

                         By: /s/ Adam Wyden___________________
                             Adam Wyden, Sole Manager
                        Date:_11/20/2025 _____________________

                        ADWLLC:

                        ADW CAPITAL MANAGEMENT, LLC

                        By: /s/ Adam Wyden___________________
                            Adam Wyden, Sole Manager                                                    Date:_11/20/2025 _____________________

                        WYDEN:

                        /s/ Adam Wyden______________________
                        ADAM WYDEN
                        Date:     11/20/2025______ ______________

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STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (this “Agreement”) is entered into by and among ADW Capital Partners, L.P., a Delaware limited partnership (“ADWLP”), ADW Capital Management, LLC, a Delaware limited liability company (“ADWLLC”), and Adam Wyden, an individual (“Wyden,” and collectively with ADWLP and ADWLLC, the “Transferors”), and RCI Hospitality Holdings, Inc., a Texas corporation (“Transferee”).

RECITALS

WHEREAS, ADWLP owns a total of 821,000 shares of common stock (the “Stock”) in the Transferee.

WHEREAS, Transferors are hereby conveying to Transferee, and Transferee is hereby acquiring from Transferors the Stock, upon the terms and conditions set forth herein, and as contemplated by that certain Stock Repurchase Agreement by and among Transferee and Transferors being entered into concurrently with the execution and delivery hereof (the “Repurchase Agreement”).

NOW, THEREFORE, and in consideration of the mutual covenants and agreements set forth herein and in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.Recitals. The recitals to this Agreement are hereby incorporated herein.

2.Transfer of Stock. ADWLP hereby assigns, transfers, conveys and delivers to Transferee, and Transferee hereby acquires from ADWLP, all right, title and interest in and to the Stock held by such ADWLP, free and clear of all Encumbrances. “Encumbrances” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or otherwise), option, warrant, security interest, mortgage, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, other than any of the foregoing imposed by federal or state securities laws. Transferors acknowledge and agree that ADWLP is not entitled to any further dividends or other distributions through its ownership of the Stock, and that all of his right, title and interest in the Stock, in its capacity as a stockholder of Transferee, are being transferred hereby to Transferee.

3. Representations and Warranties of Transferors.

Transferors hereby represent and warrant to Transferee as follows:

    (a)    Authority. Transferors represent and warrant to Transferee that each of the Transferors has full power, capacity, and authority to enter into this Agreement, to carry out
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his obligations hereunder and to consummate the transactions contemplated hereby. All action on the part of the Transferors necessary for the authorization, execution, delivery and performance of this
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Agreement by the Transferors has been taken. This Agreement has been duly executed and delivered by the Transferors, and (assuming due authorization, execution and delivery by Transferee) this Agreement constitutes the legal, valid and binding obligations of Transferors, enforceable against the Transferors in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

(b)Title to Stock. ADWLP is the record and/or beneficial owner of, and has good and valid title to, the Stock. Upon consummation of the transactions contemplated by this Agreement, Transferee shall own all of the Stock previously owned by the Transferors, free and clear of all Encumbrances.

    4.    Representations and Warranties of Transferee.

Transferee hereby represents and warrants to Transferors that the Transferee is an entity duly organized, validly existing and in good standing under the laws of the State of Texas. The Transferee has full authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. All action on the part of Transferee necessary for the authorization, execution, delivery and performance of this Agreement by it has been taken. This Agreement has been duly executed and delivered by the Transferee, and (assuming due authorization, execution and delivery by the Transferors) this Agreement constitutes the legal, valid and binding obligation of Transferee, enforceable against the Transferee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

5.Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
    6.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, notwithstanding its rules regarding choice of law. Any and all disputes arising under or related to this Agreement shall be brought exclusively in the state or federal courts located in Harris County, Texas, and each party to this Agreement consents to exclusive personal jurisdiction and venue in the courts of Harris County, Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed concurrently with the execution and delivery of the Repurchase Agreement.

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TRANSFERORS:

ADW CAPITAL PARTNERS, L.P.

By: ADW Capital Management, LLC
Its: General Partner

By: /s/ Adam Wyden__________________
    Adam Wyden, Sole Manager
Date:_11/20/2025____________________

ADW CAPITAL MANAGEMENT, LLC

By: /s/ Adam Wyden_________________
    Adam Wyden, Sole Manager
Date:_11/20/2025____________________

_/s/ Adam Wyden____________________
ADAM WYDEN
Date:     11/20/2025____________________

TRANSFEREE:

RCI HOSPITALITY HOLDINGS, INC.

By: /s/ Eric Langan____________________
Eric S. Langan, President and Chief Executive Officer

Date:_11/21/2025______________________

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